September 2, 2004                                                   Exhibit 10.1



Bruce R. Spector
Pinnacle Care International
111 South Calvert St.
Suite 2850
Baltimore, MD 21202


     Re: Indemnification Agreement

Dear Bruce:

     We are aware that you previously signed a Non-Competition Agreement dated January 28, 2003 for the benefit of e.Magination Networks, LLC ("e.Magination") and Roche Capital, LLC ("Roche," and, together with e.Magination, the "Counter-parties") (the "Non- Compete Agreement"). The Non-Compete Agreement purports to limit your right to control a business that engages in the ownership and/or operation of a network integration sales and consulting business, and a graphic design and computer software programming business, along with the performance of related advertising services, within Maryland, Virginia or the District of Columbia. We do not believe that your becoming one of Tier Technologies, Inc.'s (the "Company") directors and fulfilling your obligations as such in the ordinary course will cause you to breach the Non-Compete Agreement. However, given the existence of the Non-Compete, there is a risk that either or both of the Counter-parties may sue you or take other actions in an attempt to have the Non-Compete Agreement restrict you from serving on the Company's Board of Directors (the "Board"). Given this possibility, and the fact that you are investing significant time and energy to become one of the Company's directors, the Company has agreed to the terms stated in this indemnification agreement (this "Letter Agreement"), which is intended to supplement the Indemnification Agreement to be entered into between you and the Company (the "Indemnification Agreement").

     The Company agrees to (i) assume the defense, with counsel mutually agreeable to both parties, of any action, suit, claim or proceeding (each, a "Non-Compete Action") by any Counter-party against you based upon your alleged violation of the Non-Compete Agreement arising out of your service as a director of the Company and (ii) indemnify you against, and advance, without requiring a preliminary determination of entitlement to indemnification, any and all expenses (including attorneys' fees, if applicable), witness fees, damages, judgments, fines and amounts paid in settlement, and any other amounts actually incurred by you in connection with the Non-Compete Action. To the extent that the provisions of the Indemnification Agreement do not conflict with any undertaking of the Company set forth in this Letter Agreement, such provisions, including Section 6 of the Indemnification Agreement (relating to notification and defense of claims), shall apply with respect to the defense against any Non-Compete Action.

     You acknowledge and agree that you will promptly resign from the Board in the event that the Non-Compete Agreement is deemed by a court of appropriate jurisdiction to bar you from serving on the Board (whether in conjunction with a court-imposed injunction or otherwise), and that the Company will have no obligation to nominate you for a position on the Board or to make any further payment or option or other equity grant to you that would otherwise have been made had you not been prohibited by a court of appropriate jurisdiction from serving on the Board because of the Non-Compete Agreement; provided, however, that any options granted to you under the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan") shall remain outstanding and exercisable by you in accordance with the terms of the Plan and any applicable Option Agreement(s).

     This agreement contains the complete, final and exclusive agreement between you and the Company regarding the Company's agreement or obligation to indemnify you in connection with any Non-Compete Action and amends any conflicting provision in the Indemnification Agreement with respect to such Non-Compete Actions. This agreement shall be interpreted and enforced in accordance with the laws of the State of California.

     You and the Company agree to the terms contained herein.

                                                      THE COMPANY:
                                                      Tier Technologies, Inc.,
                                                      a California corporation


/s/ Bruce R. Spector                                  By: /s/ James R. Weaver
--------------------                                      ----------------------
Bruce R. Spector                                          Name:  James R. Weaver
                                                          Title: CEO & Chairman